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                                                                    EXHIBIT 4.16

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                            ECHOSTAR DBS CORPORATION

                          10 3/8% SENIOR NOTES DUE 2007





                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 31, 2003



                         U.S. Bank National Association

                                     Trustee

















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                  FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 2003
(the "Supplemental Indenture"), among EchoStar DBS Corporation, a Colorado corporation (the "Company"), EchoStar Satellite Operating Corporation, a Colorado corporation (the "New Guarantor"), and U.S. Bank National Association, as trustee (the "Trustee"), to the indenture, dated as of November 12, 2002 (the "Original Indenture"), by and between the Company, the Guarantors (as defined in the Original Indenture) and the Trustee, for the 10 3/8% Senior Notes due 2007 (the "Notes") of the Company.

                                    RECITALS

                  The Company, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture providing for the issuance of the Notes.

                  The Company or one of the Guarantors has determined to transfer property or assets to the New Guarantor.

                  Pursuant to Section 4.13 of the Original Indenture, the Company and the New Guarantor have duly authorized the execution and delivery of this Supplemental Indenture to provide for the addition of the New Guarantor to the list of Guarantors under the Original Indenture.

                  New Guarantor has executed and delivers herewith the guarantee (the "New Guarantee") attached hereto as Exhibit A.

                  All things necessary (i) to make the New Guarantee when executed by the New Guarantor and delivered hereunder the valid obligations of the New Guarantor and (ii) to make this Supplemental Indenture a valid agreement of the Company and the New Guarantor, all in accordance with their respective terms, have been done.

                  In consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

Section 1.        Additional Subsidiary Guarantee.

                  Pursuant to Section 4.13 of the Original Indenture, New Guarantor is hereby made a party to the Original Indenture as a "Guarantor", and as a "Guarantor" the New Guarantor unconditionally guarantees all of the Company's obligations under the Notes on the terms set forth in the Original Indenture.

Section 2.        Effect on the Original Indenture.

                  Except as amended by this Supplement Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.        Governing Law.

                  The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the New Guarantee.



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Section 4.        Defined Terms.

                  Unless otherwise indicated, capitalized terms used in this Supplemental Indenture and not defined shall have the respective meanings assigned to them in the Original Indenture.

Section 5.        Counterpart Originals.

                  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6.        Effect of Headings.

                  Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.        Severability.

                  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year first above written.

                                       ECHOSTAR DBS CORPORATION,
                                         a Colorado corporation


                                       By: /s/ David K. Moskowitz
                                          --------------------------------------
                                          Name:  David K. Moskowitz
                                          Title: Senior Vice President



                                       U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                       By: /s/ Richard H. Prokosch
                                          --------------------------------------
                                          Name:  Richard H. Prokosch
                                          Title: Vice President



                                       ECHOSTAR SATELLITE OPERATING CORPORATION,
                                         as New Guarantor


                                       By: /s/ David K. Moskowitz
                                          --------------------------------------
                                          Name:  David K. Moskowitz
                                          Title: Senior Vice President








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                                                                       Exhibit A



                                    GUARANTEE

                  EchoStar Satellite Operating Corporation and its successors under the Indenture, dated as of November 12, 2002 (the "Indenture"), among EchoStar DBS Corporation (the "Company"), the Guarantors (as defined in the Indenture, as supplemented) and U.S. Bank National Association (the "Trustee"), for the 10 3/8% Senior Notes due 2007 (the "Notes") of the Company, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture, as amended and supplemented, unless otherwise indicated.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of EchoStar Satellite Operating Corporation shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator. This Guarantee shall be binding upon EchoStar Satellite Operating Corporation and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                        ECHOSTAR SATELLITE OPERATING
                                        CORPORATION


                                        By: /s/ David K. Moskowitz
                                           -------------------------------------
                                           Name:  David K. Moskowitz
                                           Title: Senior Vice President